EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Goldman Sachs Trust of our reports dated May 22, 2026, relating to the financial statements and financial highlights of each of the funds listed in Appendix A, which appear in Goldman Sachs Trust’s Certified Shareholder Reports on Form N-CSR for the year ended March 31, 2026. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 29, 2026

PricewaterhouseCoopers LLP, 101 Seaport Boulevard, Suite 500, Boston, MA 02210

T: (617) 530 5000, F: (617) 530 5001, www.pwc.com/us

Appendix A

Fund

Goldman Sachs Enhanced Income Fund

Goldman Sachs Inflation Protected Securities Fund

Goldman Sachs Short Duration Government Fund

Goldman Sachs Short Duration Bond Fund

Goldman Sachs Short-Term Conservative Income Fund

Goldman Sachs U.S. Mortgages Fund

Goldman Sachs Emerging Markets Debt Fund

Goldman Sachs High Yield Fund

Goldman Sachs High Yield Floating Rate Fund

Goldman Sachs Investment Grade Credit Fund

Goldman Sachs Emerging Markets Credit Fund

Goldman Sachs Short Duration High Yield Fund

Goldman Sachs Bond Fund

Goldman Sachs Core Fixed Income Fund

Goldman Sachs Dynamic Bond Fund

Goldman Sachs Global Core Fixed Income Fund

Goldman Sachs Income Fund

Goldman Sachs Dynamic Municipal Income Fund

Goldman Sachs High Yield Municipal Fund

Goldman Sachs Short Duration Tax-Free Fund

Goldman Sachs Municipal Income Completion Fund